UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2017

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code

(617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2017, Steven Kafka, Ph.D., the President and Chief Operating Officer of Foundation Medicine, Inc. (the “Company”), notified the Company’s Board of Directors (the “Board”) of his intention to resign from such positions effective as of the close of business on February 16, 2018 (the “Effective Date”).

On December 19, 2017, the Board appointed Troy Cox, the Company’s Chief Executive Officer, to the additional position of President, effective as of the Effective Date. For additional information about Mr. Cox, reference is made to the Company’s Current Report on Form 8-K filed on January 6, 2017, including Mr. Cox’s employment agreement filed as Exhibit 10.1 thereto, the text of which is incorporated herein by reference.

In addition, on December 19, 2017, the Board appointed Konstantin Fiedler, the Company’s Senior Vice President, International Markets, to the new position of Chief Operating Officer, effective as of the Effective Date. As Chief Operating Officer, Mr. Fiedler, who joined the Company in 2016, intends to relocate to the Cambridge, Massachusetts area and will assume responsibility for the Company’s global laboratory operations and several associated business functions.

Mr. Fiedler, age 52, has served as the Company’s Senior Vice President, International Markets and Managing Director of FMI Germany GmbH, the Company’s wholly owned subsidiary in Germany (“FMI Germany”), since November 2016. Prior to joining the Company, Mr. Fiedler joined FMI Germany from Linde AG (“Linde”) where he served as a Head of Innovation of the Healthcare Unit from June 2013. Prior to Linde, Mr. Fiedler served as a Managing Director within the Leica Biosystems division of Danaher Corporation from 2011 to 2013 and as a General Manager within General Electric’s Life Sciences Division from 2004 to 2011. Mr. Fiedler has a Master of Science in physics from Karl-Franzens Universität Graz and a Ph.D. in physics from Universität Konstanz.

In connection with Mr. Fiedler’s appointment, the Company and Mr. Fiedler have agreed upon the material terms of his continued employment, which will be memorialized in an employment agreement between Mr. Fiedler and FMI Germany expected to be effective as of the Effective Date that will be filed by the Company as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018 (the “Employment Agreement”). The Employment Agreement will provide for an initial annual base salary of €312,000, target performance bonus of 40% of base salary and annual pension contribution of €25,000. On or about the Effective Date, Mr. Fiedler will receive a grant of restricted stock units having a fair value on the date of the grant equal to $800,000. Mr. Fiedler will receive temporary housing, house hunting and relocation assistance in 2018 up to a maximum amount of $125,000, and will receive $45,000 per year of aggregate tuition assistance for his children for at least two years. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which will be incorporated herein by reference when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2017	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert W. Hesslein
	Name:	Robert W. Hesslein
	Title:	Senior Vice President and General Counsel